Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries Name	State of Incorporation	Ownership
Capital Title Agency, Inc.	Arizona	100%
Capital Title Building Company	Arizona	100%
New Century Holding Company	California	100%
New Century Title Company	California	100%
NAC1031 Exchange Services, Inc.	California	100%
Northwest Title Insurance Company	Arizona	100%
Capital Information Services, Inc.	Arizona	100%
Nations Holding Group	California	100%
United Title Company	California	100%
1031 Exchangepoint, Inc.	California	100%
Specific Property Inspections	California	100%
AdvantageWare, Inc.	California	100%
First California Title Company	California	100%
Shatto Information Systems, Inc.	California	100%
Primestar Funding Corporation	California	100%
United Title Agency, Inc.	Arizona	100%
United Capital Title Insurance Company	California	100%
Land Title of Nevada, Inc.	Nevada	100%
CTG Real Estate Information Services, Inc.	Colorado	100%
Nationwide TotalFlood Services, Inc.	California	100%
Nationwide Appraisal and Title Company of Ohio, Inc.	Ohio	100%
Nationwide Appraisal Services Corporation	Pennsylvania	100%
New Century Title Holdings, Inc.	Nevada	100%